EXHIBIT 2


                                                               November 30, 1994



David A. Ingrassia
FirstRock Bancorp, Inc.
612 N. Main Street
Rockford, IL  61103

                  RE:      Amendment of Agreement and Plan of Reorganization

Dear David:

         As has been discussed, the rules of the National Association of Securities Dealers (NASD) may require approval of the issuance of First
Financial Common Stock in connection with the First Financial/FirstRock transaction by First Financial's shareholders. In order to accommodate this possibility, the parties have agreed to amend the following sections of the Agreement and Plan of Reorganization pursuant to Section 10.01(c) thereof.

          1. Section 2.02. Add the following clause after the term "regulatory" in the first sentence thereof.

                  ", stockholder"

          2. Section 2.03. Delete the fifth sentence thereof and replace it with the following:

                  "A vote of the shares set forth above is required to authorize the issuance of such number of shares of First Financial Common Stock equal to or greater than 20% of the outstanding shares of First Financial Common Stock under the terms of this Agreement."

          In addition, add the following sentence to the end of Section 2.03:

                  "Except as otherwise provided in the Certificate of Incorporation of First Financial, all of the issued and outstanding shares of First Financial Common Stock will be entitled to vote to authorize the issuance of such number of shares of First Financial Common Stock equal to or greater than 20% of the outstanding shares of First Financial Common Stock under the terms of this Agreement."

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          3. Section 4.02. Delete the third sentence thereof and replace it with the following:

                  "The Registration Statement shall include a prospectus/proxy statement thereto ("the Prospectus/Proxy Statement") prepared for use in connection with the meeting of the stockholders of the Company referred to in Section 5.01 of the Agreement and prepared for use in connection with the meeting of stockholders of First Financial referred to in Section 4.13 of this Agreement, all in accordance with the rules and regulations of the SEC."

          4. Sections 4.13 and 4.14. The parties also agree to add Sections 4.13 and 4.14 to read as follows:

                  "4.13 Registration Statement and Stockholders' Meeting. First Financial shall cause a meeting of its stockholders (the "Stockholders Meeting") to be held at the earliest practicable date after the execution of this Agreement and availability of the Prospectus/Proxy Statement for the purpose of acting to authorize the issuance of such number of shares of First
                  Financial Common Stock equal to or greater than 20% of the outstanding shares of First Financial Common Stock under the terms of this Agreement, and in connection therewith shall distribute the Prospectus/Proxy Statement and any amendments or supplements thereto and shall solicit proxies from its stockholders in accordance with applicable law, including the rules and regulations of the SEC."

                  "4.14 Recommendation of Merger to Stockholders. The Board of Directors of First Financial will unanimously recommend in the Prospectus/Proxy Statement approval of the proposal to authorize the issuance of such number of shares of First
                  Financial Common Stock equal to or greater than 20% of the outstanding shares of First Financial Common Stock under the terms of this Agreement by all stockholders of First Financial entitled to vote thereon."

          5. Section 7.04(c). The parties agree to add the following to the end of this Section:

                  "and the proposal to authorize the issuance of such number of shares of First Financial Common Stock equal to or greater than 20% of the outstanding shares of First Financial Common Stock under the terms of this Agreement contemplated thereby has been approved by the requisite vote of First Financial's shareholders."

          6. Section 7.09. The parties agree to add Section 7.09 to read as follows:

                  "If required for the issuance of shares of First Financial Common Stock contemplated hereby, the proposal to authorize the issuance of such number of shares of First Financial Common Stock equal to or greater than 20% of the outstanding shares of First Financial Common Stock under the terms of this Agreement shall have been duly approved, confirmed and ratified by the requisite votes of the stockholders of First Financial."

          7. Section 9.01(g). The parties agree to amend Section 9.01(g) by deleting the number "2.06" and replacing it with the number "2.045."

          8. Section 9.01(h). The parties agree to amend Section 9.01(h) by deleting the number "1.365" and replacing it with the number "1.355."

          9. Section 11.03. The parties agree to amend Section 11.03 by adding the following to the last sentence:

                 "and by First Financial."

          10. Warrant Agreement. In addition, the parties agree to amend the Warrant Agreement, Section 2(b)(v) by inserting the following as the last sentence of that section:

                  "Failure of the Grantee's shareholders to approve the proposal to authorize the issuance of such number of shares of First Financial Common Stock equal to or greater than 20% of the outstanding shares of First Financial Common Stock under the terms of this Agreement or failure of the Grantee's Board of Directors to unanimously recommend in the Prospectus/Proxy Statement such approval by all stockholders of Grantee entitled to vote thereon shall not constitute a Preliminary Purchase Event."



         The parties also agree that any other provision of the Agreement and Plan of Reorganization inconsistent with this letter is hereby modified to be consistent herewith.

         Please indicate your agreement to such modifications by affixing your signature at the foot of this letter.

FIRST FINANCIAL ACQUISITION COMPANY      FIRST FINANCIAL CORPORATION


By:   /s/ Robert M. Salinger             By:  /s/ Robert M. Salinger
      ---------------------------------      ----------------------------------
          Robert M. Salinger, Secretary           Robert M. Salinger, Secretary

AGREED:

FIRSTROCK BANCORP, INC.


By:   /s/ David A. Ingrassia
      -----------------------------------------
          David A. Ingrassia, President and CEO
          Date: December 5, 1994